UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 14, 2017 (September 8, 2017)
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ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Offering of Convertible Notes

On September 8, 2017, Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Note SPA”) with St. George Investments LLC (“Investor”), for the private placement of $1,725,000 principal amount of the Company’s Original Issue Discount Convertible Promissory Notes (“Notes”).

On September 11, 2017, the Company sold and issued $1,725,000 principal amount of Notes to Investor in exchange for $1,500,000 of gross proceeds.

Terms of the Notes

Unless earlier converted or prepaid, the Notes will mature on March 11, 2019. The Notes do not bear interest in the absence of an event of default.

For the first six months after the issuance of the Notes, the Company will make a monthly cash repayment on the Notes of approximately $96,000. Thereafter, the Investor may request that the Company make monthly partial redemptions of the Note up to $150,000 per month. If the Investor does not request the full $150,000 redemption amount in any one month, the unused portion of such monthly redemption amount can be added to future monthly redemption amounts. But in no event can the amount requested by the Investor for any one month exceed $275,000.

Redemption amounts are payable by the Company in cash. Beginning ten months after the issuance of the Notes, cash redemption payments by the Company will be subject to a 15% redemption premium.

Beginning six months after the issuance of the Notes, the Company also has the option (subject to customary equity conditions) to pay redemption amounts in the form of shares of common stock. Payments in the form of shares would be calculated using a variable conversion price equal to the lower of (i) 85% of the average VWAP for the shares over the prior five trading days or (ii) the closing bid price for the shares on the prior trading day.

All principal and accrued interest on the Notes are convertible at any time, in whole or in part, at the option of the Investor into shares of Common Stock at a fixed conversion price of $0.004 per share.

The Notes contain standard and customary events of default including but not limited to: (i) failure to make payments when due under the Notes; and (ii) bankruptcy or insolvency of the Company. Upon the occurrence of an event of default, the Notes will begin to bear interest at the rate of 22% per annum. In addition, upon the occurrence of an event of default, the Investor has the option to increase the outstanding balance of the Notes by 25%.

In connection with the closing under the Note SPA, the Company issued 37,500,000 unregistered shares of common stock to the Investor as an origination fee.

The Notes may not be converted and shares of Common Stock may not be issued pursuant to the Notes if, after giving effect to the conversion or issuance, the holder together with its affiliates would beneficially own in excess of 4.99% of the outstanding shares of Common Stock.

The foregoing description of the Note SPA and the Notes is a summary and is qualified in its entirety by reference to the documents attached hereto as Exhibits 10.1 and 10.2, which documents are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Notes are being offered and sold to an accredited investor in reliance upon exemptions from the registration requirements under Section 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description

	10.1	Securities Purchase Agreement for Notes dated September 8, 2017
	10.2	Note dated September 11, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

September 14, 2017	By:	/s/ Victor Lee
Name: Victor Lee
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Securities Purchase Agreement for Notes dated September 8, 2017
10.2	Note dated September 11, 2017